Exhibit 99.1
2021 Member and Independent Director Election Results

FHLBank Topeka (FHLBank) is pleased to announce the results of the 2021 Member and Independent Director Election. Elections for Member Directorships were conducted in Colorado and Nebraska and elections for two Independent Directorships were conducted district wide. Please find the official report of election below. Four directors were elected to FHLBank’s board of directors:

Independent Director Election
•Jeffrey R. Noordhoek, CEO, Nelnet, Inc. (Independent Director)
•Paul E. Washington, Executive Vice President, IMA Financial Group (Independent Director)

Member Director Election
•Michael B. Jacobson, Chairman, President and CEO, NebraskaLand Bank, North Platte, Nebraska (Member Director)
•Mark J. O’Connor, Senior Vice President, FirstBank, Lakewood, Colorado (Member Director)

Mr. Noordhoek became a director of FHLBank in 2020. Mr. Noordhoek currently serves as CEO of Nelnet, Inc.

Mr. Washington became a director of FHLBank in 2021. Mr. Washington currently serves as Executive Vice President of IMA Financial Group.

Mr. Jacobson does not currently serve as a director of FHLBank but previously served from 2012 to 2019. He currently serves as Chairman, President and CEO of NebraskaLand Bank.

Mr. O’Connor became a director of FHLBank in 2011. He currently serves as Senior Vice President for FirstBank.

Pursuant to the Federal Home Loan Bank Act, as amended, and Federal Housing Finance Agency regulations, the majority of FHLBank’s directors, known as Member Directors, are elected by FHLBank’s membership in each state. To be eligible to serve as a Member Director, an individual must be a citizen of the United States and an officer or director of a member financial institution in that particular state that meets all minimum capital requirements. The remaining directors, known as Independent Directors and which include Public Interest Directors, must be citizens of the United States and bona fide residents of FHLBank’s district. To be elected, Independent Directors are required to receive at least 20 percent of the number of votes eligible to be cast in the election. Messrs. Noordhoek and Washington received the required number of votes to be elected, receiving 29.8 and 29.7 percent, respectively, of the votes eligible to be cast. Each of the directors-elect will serve four-year terms beginning January 1, 2022 and expiring on December 31, 2025.

Questions about director elections should be directed to Matt Koupal, SVP, Chief Compliance and Ethics Officer & General Counsel, Corporate Secretary, at 785.478.8080, or matt.koupal@fhlbtopeka.com.

Exhibit 99.1

2021 FEDERAL HOME LOAN BANK OF TOPEKA
MEMBER AND INDEPENDENT DIRECTOR ELECTION RESULTS

MEMBER DIRECTOR ELECTIONS
Colorado

Total number of eligible votes per directorship: 499,644

Eligible voting members: 110

Total number of members voting: N/A

Elected – Mark J. O’Connor, Senior Vice President, FirstBank, Lakewood, Colorado (Member Director)

Expiration of Term – December 31, 2025

Total number of votes cast for Mr. O’Connor: N/A

Mr. O’Connor was deemed elected on October 1, 2021, because only one nominee, Mr. O’Connor, accepted the nomination for the one member directorship up for election in Colorado in 2021.

Nebraska

Total number of eligible votes per directorship: 1,042,135

Eligible voting members: 178

Total number of members voting: N/A

Elected – Michael B. Jacobson, Chairman, President and CEO, NebraskaLand Bank, North Platte, Nebraska (Member Director)

Expiration of Term – December 31, 2025

Mr. Jacobson was deemed elected on October 1, 2021, because only one nominee, Mr. Jacobson, accepted the nomination for the one member directorship up for election in Nebraska in 2021.

Exhibit 99.1
INDEPENDENT DIRECTOR ELECTION

Tenth District

Total number of eligible votes per directorship: 3,628,936

Eligible voting members: 696

Elected – Jeffrey R. Noordhoek, CEO, Nelnet, Inc.

Total Votes Cast for Mr. Noordhoek: 1,082,870

Total Number of Members Voting for Mr. Noordhoek: 172

Public Interest Director: No

Qualifications: Mr. Noordhoek has demonstrated experience in and knowledge of auditing and accounting, derivatives, financial management, organizational management, project development, and risk management practices.

Expiration of Term: December 31, 2025

Elected – Paul E. Washington, Executive Vice President, IMA Financial Group

Total Votes Cast for Mr. Washington: 1,079,021

Total Number of Members Voting for Mr. Washington: 165

Public Interest Director: No

Qualifications: Mr. Washington has demonstrated experience in and knowledge of auditing and accounting, financial management, organizational management, project development, risk management practices, and the law.

Expiration of Term: December 31, 2025